
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       9,662,884
<SECURITIES>                               222,990,946<F1>
<RECEIVABLES>                                1,715,291
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            11,457,356<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             245,826,477
<CURRENT-LIABILITIES>                        6,564,126<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   238,288,983
<OTHER-SE>                                     973,368<F4>
<TOTAL-LIABILITY-AND-EQUITY>               245,826,477
<SALES>                                              0
<TOTAL-REVENUES>                             4,120,423<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,042,821<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,077,602
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,077,602
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,077,602
<EPS-PRIMARY>                                      .20
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $115,013,102 and Additional Loans of $20,749,108), Participating Insured Mortgages("PIMs") of $57,584,647 and Mortgage-backed securities of $29,644,089.
<F2>Includes prepaid acquisition fees and expenses of $13,473,359 net of accumulated amortization of $5,216,749 and prepaid participation servicing fees of $4,491,005 net of accumulated amortization of $1,290,259.
<F3>Includes deferred income on Additional Loans of $6,555,764.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $419,823 of amortization of prepaid fees and expenses.

